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                                                          Exhibit 3.1.2

                         CERTIFICATE OF INCORPORATION
                                      OF
                       TELECORP OPERATING COMPANY, INC.



  THE UNDERSIGNED, for the purpose of forming a corporation (the "Corporation") pursuant to the provisions of the General Corporation Law of Delaware, does hereby certify as follows:

  FIRST, the name of the Corporation is TeleCorp Operating Company, Inc.

  SECOND, the address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Newcastle. The name of the Corporation's registered agent at such address is the Corporation Trust Company.

  THIRD, the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

  A.  To develop, own and operate telecommunications networks.

  B. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

  C. To do any and all things necessary, suitable or proper for the accomplishment or attainment of any of the purposes, objects or powers hereinbefore set forth, either alone or in association or partnership with other corporations, partnerships, firms or individuals, and to do every other act or acts, and thing or things incidental or appurtenant to or growing out of or connected with the aforesaid businesses or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which the Corporation is organized.

  The business or purpose of the Corporation is from time to time to do any one or more of the acts or things hereinabove set forth, and it shall have the power to conduct and carry on its said business, or any part thereof, and to have one or more offices and to exercise any or all the corporate powers and rights, in the State of Delaware, and in the various other
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states, territories, possessions and dependencies of the United States and the
District of Columbia, and in all other or any foreign countries.

  The enumeration herein of the objects or purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation has the power to exercise, whether expressly or by force under the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of said laws.

  FOURTH, the total number of shares of stock which this Corporation shall have authority to issue is 1,000 shares of Common Stock without par value. Each share of Common Stock of the Corporation shall have one vote for all corporate purposes, with no cumulative voting rights, and shall have equal rights on liquidation, corporate dividends and distributions and for all other corporate purposes.

  FIFTH, the name and mailing address of the incorporator is as follows:


  Name:     Alicia M.V. Wyman, P.C.

  Mailing
  Address:  McDermott, Will & Emery
            75 State Street
            Boston, MA 02109


  SIXTH, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

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  A director or a former director of the Corporation shall be entitled to indemnification to the fullest extent provided by the laws of the State of Delaware as amended from time-to-time.

  Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  SEVENTH, Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of Delaware, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders of this Corporation, as the case may be, and also on this Corporation.

  EIGHTH, the name and mailing address of the person who is to serve as director until the first annual meeting of stockholders or until successors are elected and qualified is as follows:


  Name                   Address
  ----                   -------

  Thomas H. Sullivan     c/o McDermott, Will & Emery
                         75 State Street
                         Boston, MA  02109

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  IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 19th day of June, 1998.


                                             ALICIA M.V. WYMAN, P.C.


                                               /s/ Alicia M.V. Wyman
                                             ---------------------------------
                                             By: Alicia M.V. Wyman, President

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